Exhibit 99.1

2Q09 Earnings Release
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Second Quarter 2009 Results
SEATTLE, April 22, 2009 — F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $154.1 million for the second quarter of fiscal 2009, down seven percent from $165.6 million in the first quarter of fiscal 2009 and three percent from $159.1 million in the second quarter of fiscal 2008.
GAAP net income for the second quarter was $19.0 million ($0.24 per diluted share) compared to $21.4 million ($0.27 per diluted share) in the first quarter of 2009 and $17.7 million ($0.21 per diluted share) in the second quarter of fiscal 2008. Excluding the impact of stock-based compensation, a restructuring charge, and a charge for a patent-related legal settlement, non-GAAP net income for the second quarter was $30.3 million ($0.38 per diluted share), compared to $32.3 million ($0.40 per diluted share) in the prior quarter and $28.9 million ($0.35 per diluted share) in the second quarter of fiscal 2008.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“Continued weakening in the global economy impacted sales across all regions,” said John McAdam, F5 president and chief executive officer. “On a year-over-year basis, February sales were particularly slow, and although March sales improved significantly, revenue for the quarter was below our guidance.”
“Despite the challenging economic environment, revenue from our core application delivery controller business was flat as compared to the second quarter of fiscal 2008, and revenue from our file virtualization business grew sequentially from the first quarter of fiscal 2009. We were also pleased that as a result of our aggressive cost-reduction and expense-control initiatives, we exceeded both our operating margin and cash flow targets for the quarter,” McAdam said.

2Q09 Earnings Release
For the third quarter of fiscal 2009, ending June 30, the company has set a revenue target of $148 million to $157 million and a GAAP earnings target of $0.22 to $0.25 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.35 to $0.38 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	June 30, 2009
Reconciliation of Expected Non-GAAP Third Quarter Earnings	Low	High

Net income	$17.5	$19.9
Stock-based compensation expense, net of tax	$10.1	$10.1

Non-GAAP net income	$27.6	$30.0

Net income per share — diluted	$0.22	$0.25

Non-GAAP net income per share — diluted	$0.35	$0.38

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines how application, server, storage, and network resources are aligned and managed to streamline application delivery and reduce costs. Global enterprise organizations, service providers, and Web 2.0 content providers worldwide trust F5 to keep their business moving forward. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new

2Q09 Earnings Release
products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
The reconciliation of the company’s GAAP and non-GAAP second quarter earnings also excludes a restructuring charge related to a loss on facility exit and workforce reduction and a legal settlement

2Q09 Earnings Release
charge. This restructuring charge was incurred during the second quarter in connection with a reduction in the company’s workforce and the consolidation of certain of the company’s office space.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
# # # #

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$119,688	$78,303
Short-term investments	138,833	111,883
Accounts receivable, net of allowances of $4,891 and $4,348	90,067	97,057
Inventories	15,036	10,148
Deferred tax assets	5,808	5,910
Other current assets	26,991	20,068

Total current assets	396,423	323,369

Restricted cash, long-term	2,703	2,748
Property and equipment, net	42,852	47,557
Long-term investments	240,572	261,086
Deferred tax assets	44,474	46,917
Goodwill	231,892	231,892
Other assets, net	24,047	25,654

Total assets	$982,963	$939,223

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$20,781	$13,092
Accrued liabilities	43,225	48,051
Deferred revenue	135,038	125,678

Total current liabilities	199,044	186,821

Other long-term liabilities	13,966	14,822
Deferred revenue, long-term	25,436	19,321

Total long-term liabilities	39,402	34,143

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 78,134 and 79,094 shares issued and outstanding	460,944	477,299
Accumulated other comprehensive loss	(3,872)	(6,076)
Retained earnings	287,445	247,036

Total shareholders’ equity	744,517	718,259

Total liabilities and shareholders’ equity	$982,963	$939,223

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net revenues
Products	$94,135	$112,148	$202,030	$222,353
Services	60,014	46,993	117,688	90,972

Total	154,149	159,141	319,718	313,325

Cost of net revenues (1)
Products	25,037	24,969	48,960	49,658
Services	11,545	11,719	23,645	22,269

Total	36,582	36,688	72,605	71,927

Gross Profit	117,567	122,453	247,113	241,398

Operating expenses (1)
Sales and marketing	51,933	58,053	111,371	116,231
Research and development	25,977	26,418	53,079	50,750
General and administrative	12,055	14,484	27,860	27,910
Restructuring charges	4,329	—	4,329	—

Total	94,294	98,955	196,639	194,891

Income from operations	23,273	23,498	50,474	46,507
Other income, net	2,136	5,589	5,015	11,721

Income before income taxes	25,409	29,087	55,489	58,228
Provision for income taxes	6,423	11,342	15,080	22,732

Net Income	$18,986	$17,745	$40,409	$35,496

Net income per share — basic	$0.24	$0.21	$0.51	$0.42
Weighted average shares — basic	78,925	82,974	79,133	83,919

Net income per share — diluted	$0.24	$0.21	$0.51	$0.42
Weighted average shares — diluted	79,570	83,805	79,920	85,018

Non-GAAP Financial Measures

Net income as reported	$18,986	$17,745	$40,409	$35,496
Stock-based compensation expense, net of tax (4)	7,430	11,198	18,337	22,273
Restructuring charges, net of tax (2)	2,957	—	2,957	—
Legal settlement, net of tax (3)	913	—	913	—

Net income excluding stock-based compensation, restructuring charges and legal settlement	$30,286	$28,943	$62,616	$57,769

Net income per share excluding stock-based compensation, restructuring charges & legal settlement (non-GAAP) — diluted	$0.38	$0.35	$0.78	$0.68

Weighted average shares — diluted	79,570	83,805	79,920	85,018

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,250	$1,051	$2,469	$2,105
Sales and marketing	5,416	6,161	11,383	12,592
Research and development	4,096	4,118	8,382	8,104
General and administrative	2,495	4,337	5,936	8,202
Tax effect of stock-based compensation	(5,827)	(4,469)	(9,833)	(8,730)

	$7,430	$11,198	$18,337	$22,273

(2) Includes restructuring charges as follows:
Loss on facility exit	$2,194	$—	$2,194	$—
Restructuring charges	2,135	—	2,135	—
Tax effect of loss on facility exit and restructuring charges	(1,372)	—	(1,372)	—

	$2,957	$—	$2,957	$—

(3) Includes legal settlement as follows:
Legal settlement	$1,337	$—	$1,337	$—
Tax effect of legal settlement	(424)	—	(424)	—

	$913	$—	$913	$—

(4)	Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” using the attribution method for recognizing compensation expense.

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six months ended
	March 31,
	2009	2008
Operating activities
Net income	$40,409	$35,496
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposition of assets and investments	13	(31)
Stock-based compensation	28,170	31,003
Provision for doubtful accounts and sale returns	2,889	1,473
Depreciation and amortization	14,188	11,326
Deferred income taxes	975	219
Gain on auction rate securities put option	(4,177)	—
Loss on trading auction rate securities	4,177	—
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	4,101	(11,402)
Inventories	(4,888)	2,094
Other current assets	(7,066)	(8,652)
Other assets	105	(1,323)
Accounts payable and accrued liabilities	2,755	(3,360)
Deferred revenue	15,475	22,100

Net cash provided by operating activities	97,126	78,943

Investing activities
Purchase of investments	(166,610)	(268,448)
Maturities of investments	163,041	380,306
Investment of restricted cash	22	(4)
Acquisition of intangible assets	(704)	—
Acquisition of businesses, net of cash acquired	—	(995)
Purchase of property and equipment	(6,457)	(10,438)

Net cash (used in) provided by investing activities	(10,708)	100,421

Financing activities
Tax (expense) benefit from nonqualified stock options	(3,002)	635
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	5,884	9,492
Repurchase of common stock	(47,437)	(100,000)

Net cash used in financing activities	(44,555)	(89,873)

Net increase in cash and cash equivalents	41,863	89,491
Effect of exchange rate changes on cash and cash equivalents	(478)	(1,031)
Cash and cash equivalents, at beginning of period	78,303	54,296

Cash and cash equivalents, at end of period	$119,688	$142,756